   As filed with the Securities and Exchange Commission on April 3, 1998
                                                    Registration No. 333-
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                             ------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                     KAUFMAN AND BROAD HOME CORPORATION
           (Exact Name of Registrant as Specified in its Charter)

         DELAWARE
     (State or Other
       Jurisdiction                                         95-3666267
   of Incorporation or                                   (I.R.S. Employer
      Organization)                                   Identification Number)

   10990 WILSHIRE BLVD                                         90024
 LOS ANGELES, CALIFORNIA                                    (Zip Code)
  (Address of Principal
    Executive Offices)

                     KAUFMAN AND BROAD HOME CORPORATION
                          1988 EMPLOYEE STOCK PLAN
                          (Full Title of the Plan)

                           KIMBERLY N. KING, ESQ.
                 CORPORATE SECRETARY AND ASSOCIATE COUNSEL
                     KAUFMAN AND BROAD HOME CORPORATION
                            10990 WILSHIRE BLVD.
                           LOS ANGELES, CA 90024
                  (Name and Address of Agent for Service)
                               (310) 231-4000
       (Telephone Number, Including Area Code, of Agent for Service)
                             -------------
  Copies of all communications, including all communications sent to agent for service, should be sent to:

                             RONALD O. MUELLER
                        GIBSON, DUNN & CRUTCHER LLP
                   1050 CONNECTICUT AVENUE, NW, SUITE 900
                            WASHINGTON, DC 20036
                               (202) 955-8500

===============================================================================
                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                   PROPOSED      PROPOSED
                                    MAXIMUM       MAXIMUM
    TITLE OF                       OFFERING      AGGREGATE    AMOUNT OF
   SECURITIES      AMOUNT TO BE    PRICE PER     OFFERING    REGISTRATION
TO BE REGISTERED    REGISTERED       SHARE         PRICE         FEE
-------------------------------------------------------------------------------
Common Stock,
par value $1.00
share, including
Preferred Stock
Purchase Rights
(1) . . . .        1,700,000(2)       N/A       $31,116,596(3)  $9,180
-------------------------------------------------------------------------------

(1) The Preferred Stock Purchase Rights, which are attached to the shares of Kaufman and Broad Home Corporation Common Stock being registered, will be issued for no additional consideration and, therefore, no additional registration fee is required.

(2) In addition, this registration statement covers the resale by certain Selling Stockholders named in the Prospectus included in and filed with this Form S-8 of certain of the shares of Kaufman and Broad Home Corporation Common Stock being registered, for which no additional registration fee is required pursuant to Rule 457(h)(3). Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the Kaufman and Broad Home Corporation 1988 Employee Stock Plan which provide for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(3) Calculated with respect to (i) 1,322,969 shares of Common Stock pursuant to Rule 457(h)(1) on the basis of the aggregate offering price of the shares subject to outstanding options of approximately $18,922,000, and
    (ii) with respect to the remaining shares of Common Stock registered hereunder for awards to be issued in the future under the Kaufman and Broad 1988 Employee Stock Plan, pursuant to Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 30, 1998, which was
    $ 32.34375.

REOFFER PROSPECTUS

                     KAUFMAN AND BROAD HOME CORPORATION

                       4,650,568 SHARES COMMON STOCK

                 ACQUIRED BY THE SELLING STOCKHOLDERS UNDER

                   THE KAUFMAN AND BROAD HOME CORPORATION
                          1986 STOCK OPTION PLAN,

                   THE KAUFMAN AND BROAD HOME CORPORATION
                         1988 EMPLOYEE STOCK PLAN,

  THE KAUFMAN AND BROAD HOME CORPORATION PERFORMANCE-BASED INCENTIVE PLAN
                         FOR SENIOR MANAGEMENT, AND

                   THE KAUFMAN AND BROAD HOME CORPORATION
                         1998 STOCK INCENTIVE PLAN

      This Prospectus relates to up to 4,650,568 shares (the "Shares") of Common Stock, par value $1.00 per share (together with the Preferred Stock Purchase Rights associated therewith, the "Common Stock"), of Kaufman and Broad Home Corporation (the "Company") which may be offered and sold from time to time by certain stockholders of the Company (the "Selling Stockholders") who have acquired or will acquire such Shares pursuant to the Company's 1996 Stock Option Plan, the Company's 1988 Employee Stock Plan, the Company's Performance-Based Incentive Plan for Senior Management, and the Company's 1998 Stock Incentive Plan, pursuant to two registration statements filed on Form S-8 on April 3, 1998. See "Selling Stockholders." The Company's Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "KBH". On April 2, 1998, the closing price of the Common Stock, as reported in the consolidated reporting system, was $31.50 per share.

      The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See "Plan of Distribution." All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

      Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an "underwriter" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

                              ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is April 3, 1998

                              ---------------

      AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy materials and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Additionally, the Commission maintains a World Wide Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

      Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), this Prospectus constitutes a part of two Registration Statements on Form S-8 filed on April 3, 1998 (herein, together with all amendments and exhibits, referred to as the "Registration Statements") by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statements. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statements or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statements together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

      No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there by any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.

      PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

      Investors are cautioned that certain statements contained in this document, as well as some statements by the Company in periodic press releases and some oral statements by Company officials to securities analysts and stockholders during presentations about the Company, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("the "Act"). Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "hopes," and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company actions, which may be provided by management are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about the Company, economic and market factors and the homebuilding industry, among other things. These statements are not guaranties of future performance, and the Company has no specific intention to update these statements.

      Actual events and results may differ materially from those expressed or forecasted in forward-looking statements made by the Company or Company officials due to a number of factors. The principal important risk factors that could cause the company's actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, changes in general economic conditions either nationally or in regions where the Company operates or may commence operations, employment growth or unemployment rates, lumber or other key homebuilding material prices, labor costs, home mortgage interest rates, currency exchange rates as they affect the Company's operations in France or Mexico, consumer confidence, and government regulation or restrictions on real estate development, costs and effects of unanticipated legal or administrative proceedings and capital or credit market conditions affecting the Company's cost of capital; the availability and cost of land in desirable areas and conditions in the overall homebuilding market in the Company's geographic markets (including the historic cyclicality of the industry); as well as seasonablity, competition, population growth, property taxes, and unanticipated delays in the Company's operations.

      BUSINESS

      The Company is a builder of single-family homes with domestic operations in seven western states, and international operations in France and Mexico. Domestically, the Company is the largest homebuilder west of the Mississippi River, delivering more single-family homes than any other builder in the region. Founded in 1957, the Company builds innovatively designed homes which cater primarily to first-time home buyers, generally in medium-sized developments close to major metropolitan areas. Internationally, the Company is among the largest builders in greater metropolitan Paris, France, based on the number of homes delivered. In France, the Company also builds commercial projects and high-density residential properties, such as condominium and apartment complexes. The Company provides mortgage banking services to domestic home buyers through its wholly owned subsidiary, Kaufman and Broad Mortgage Company.

      The Company is a Delaware corporation and maintains its principal executive offices at 10990 Wilshire Boulevard, Los Angeles, California 90024. Its telephone number is (310) 231-4000. As used herein, the term "Company" refers to Kaufman and Broad Home Corporation and its subsidiaries, unless the context indicates otherwise.

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents of the Company heretofore filed with the Commission are hereby incorporated in this Prospectus by reference:

(1) Annual Report on Form 10-K for the fiscal year ended November 30, 1997, filed on February 27, 1998;

(2) The description of the Common Stock set forth in the Company's registration statement on Form 8-A, filed with the Commission on June 30, 1986, File No. 001-09195, together with any amendment or report filed with the Commission for the purpose of updating such description.

(3) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such reports and documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The information relating to the Company contained in this Prospectus should be read together with the information in the documents incorporated by reference.

      THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO KAUFMAN AND BROAD HOME CORPORATION, 10990 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024,
ATTENTION: CORPORATE SECRETARY, TELEPHONE: (310) 231-4000.

      USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

      SELLING STOCKHOLDERS

      The following table sets forth (a) the name and position or positions with the Company of each Selling Stockholder; (b) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each Selling Stockholder as of the date of this Prospectus; (c) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the Company's Common Stock by such Selling Stockholder after the date of this Prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. No Selling Shareholder owns more than 1% of the Company's Common Stock, other than Mr. Karatz who owns 3.5%.

                                                              NUMBER
                                               AMOUNT AND     OF SHARES    NUMBER        SHARES
                                               NATURE OF      ISSUED OR    OF OTHER    BENEFICIALLY
                                               BENEFICIAL     ISSUABLE      SHARES       OWNED
  SELLING           PRINCIPAL POSITION(S)(1)   OWNERSHIP       UNDER        OFFERED     AFTER THE
 STOCKHOLDER           WITH THE COMPANY          (2-6)        OPTIONS     FOR RESALE    RESALE(2)
 -----------           ----------------          -----        -------     ----------    ---------

 Glen Barnard       Senior Vice President        20,242        90,000      3,409          N/A
                    and Regional General
                    Manager

 Michael F. Henn    Senior Vice President        69,734       145,000      6,818          N/A
                    and Chief Financial
                    Officer

 William Hollinger  Vice President and           29,451        45,750      2,201          N/A
                    Controller

 Lisa G. Kalmbach   Senior Vice President        42,635       102,850      2,201          N/A
                    and Regional General
                    Manager

 Bruce Karatz       Chairman of the Board of  1,369,653     1,515,968    177,575          N/A
                    Directors, President and
                    Chief Executive Officer

 Guy Nafilyan       Director and Executive      114,818        85,000     81,818          N/A
                    Vice President

 Barton P. Pachino  Senior Vice President        27,251        48,250      2,201          N/A
                    and General Counsel

 Albert Z. Praw     Senior Vice President        49,256       120,000      4,401          N/A
                    and Regional General
                    Manager

 Gary Ray           Senior Vice President,        6,367        22,500      2,201          N/A
                    Human Resources

 Dennis Welsch      Vice President and           10,425        22,500      5,000          N/A
                    Treasurer

      (1) All positions described are with the Company, unless otherwise indicated.

      (2) Beneficial Ownership is determined pursuant to Rule 13D/G under the Exchange Act. Shares underlying option are reflected only to the extent that the option is exercisable as of the date of, or within 60 days after the date of, this Prospectus. As a result, "Beneficial Ownership" may not reflect all of the Option Shares that may be sold pursuant to this Registration Statement.

      (3) Includes shares of Common Stock subject to acquisition within 60 days of the date of this Prospectus through the exercise of stock options granted under the Company's employee stock plans in the following amounts: Mr. Karatz 1,193,301; Ms. Kalmbach 39,183; Mr. Henn 45,333; Mr. Praw 36,333; Mr. Barnard 16, 333; Mr. Hollinger 27,250; Mr. Nafilyan 58,000; Mr. Pachino 24,750; Mr. Ray 4,166; and Mr. Welsch 4,500. No
non-employee director holds stock options.

      (4) Includes a total of 177,575 shares of restricted Common Stock granted under the Company's employee stock plans. In 1991, Mr. Karatz was granted 150,000 shares of restricted stock and Mr. Nafilyan was granted
75,000 shares of restricted stock. The restrictions on those shares lapse annually as to one twelfth of those shares, commencing in 1994. As a result of the lapsing of these restrictions, Mr. Karatz currently holds
50,000
shares of Common Stock and Mr. Nafilyan holds 25,000 shares of Common stock which were once subject to restrictions. Mr. Karatz also holds a total of 18,773 shares of restricted Common Stock which were earned pursuant to the performance-based annual incentive compensation formula in Mr. Karatz' employment agreement and which will vest, subject to certain conditions, on his 55th birthday if he is still employed by the Company at that time. Also included are shares paid out under the Company's Unit Performance Program as follows: Mr. Karatz 8,802; Mr. Barnard 3,409; Mr. Henn 4,401; Mr. Hollinger 2,201; Mr. Nafilyan 6,818; Mr. Pachino 2,201; Mr. Praw 4,401 and Mr. Ray 2,201. The 8,802 shares of Common Stock awarded to Mr. Karatz in 1997 under the Company's Unit Performance Program cannot be sold or otherwise transferred for one year from the date of grant.

      (5) Includes shares of Common Stock held in certain trusts as follows: Mr. Henn holds 20,000 shares of Common Stock in a trust of which he is co-trustee and has a contingent beneficial interest and over which he shares voting and investment power; and Mr. Praw holds 8,522 shares of Common Stock in a trust of which he is the sole trustee and sole beneficiary and over which he exercises sole voting and investment power.

                                      * * *

      The Company will supplement this Prospectus from time to time to include certain information concerning the security ownership of the Selling Stockholders and the position, office or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

      PLAN OF DISTRIBUTION

      The Company is registering the Shares on behalf of the Selling Stockholders. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders (or their donees or pledgees).

      The purpose of the Prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell up to 4,650,568 shares of Common Stock at such times and at such places as the Selling Stockholders choose.

      The decision to exercise options for Shares, or to sell any Shares, is within the discretion of the holders thereof, subject generally to the Company's policies affecting the timing and manner of sale of Common Stock by its affiliates. There can be no assurance that any of the options will be exercised or any shares will be sold by the Selling Stockholders.

      Subsequent to exercise, if any, each Selling Stockholder is free to offer and sell his or her Shares at such times, in such manner and at such prices as he or she shall determine. The Selling Stockholders have advised the Company that sales of Shares may be effected from time to time in one or more types of transactions (which may include block transactions) on the NYSE, in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares, through settlement of short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

      The Selling Stockholders may effect such transactions by selling Stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stock holders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities including liabilities arising under the Securities Act.

      Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act.

      The Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

      Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

      EXPERTS

      The consolidated financial statements of Kaufman and Broad Home Corporation incorporated by reference in Kaufman and Broad Home Corporation's Annual Report (Form 10-K) for the year ended November 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

----------------------------------  ---------------------------------


      NO DEALER, SALESMAN OR ANY
OTHER PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATIONS OTHER
THAN THOSE CONTAINED IN THIS
PROSPECTUS, AND, IF GIVEN OR
MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY OR ANY
SELLING STOCKHOLDER.  NEITHER
THE DELIVERY OF THIS PROSPECTUS
NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES,
IMPLY THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF THE
COMPANY OR THAT THE INFORMATION
HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO THE DATE AS OF
WHICH SUCH INFORMATION IS
GIVEN.  THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR
THE SOLICITATION OF ANY OFFER TO
BUY ANY OF THE SECURITIES           ....
OFFERED HEREBY TO ANYONE IN ANY
JURISDICTION IN WHICH SUCH OFFER
OR SOLICITATION IS NOT                         4,650,568
AUTHORIZED OR IN WHICH THE                       SHARES
PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO
DO SO OR TO ANYONE TO WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION. OFFERED HEREBY TO            KAUFMAN AND BROAD
ANY PERSON IN ANY JURISDICTION              HOME CORPORATION
IN WHICH IT IS UNLAWFUL TO MAKE
SUCH AN OFFER OR SOLICITATION.

        -----------------
                                              COMMON STOCK

        TABLE OF CONTENTS
                                             --------------
                             Page
                             ----              PROSPECTUS

Available Information.......  2              --------------
Private Securities Litigation
Reform Act Safe
  Harbor Statement..........  3
Business....................  3
Incorporation of Certain
  Documents by Reference....  4
Use of Proceeds.............  5
Selling Stockholders........  5
Plan of Distribution........  7              APRIL 3, 1998
Experts.....................  8
==================================  =================================

                              EXPLANATORY NOTE

      This Registration Statement on Form S-8 is being filed by Kaufman and Broad Home Corporation, a Delaware corporation (the "Company"), relating to 1,700,000 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), which may be offered and sold pursuant to the Kaufman and Broad 1988 Employee Stock Plan (the "1988 Plan").

      On May 11, 1989, the Company filed a registration statement on Form S-8 (File No. 33-28624) to register 3,000,000 shares of Common Stock, which were issuable under the 1988 Plan. The Company is filing this separate Registration Statement to register an additional 1,700,000 shares of Common Stock, which may be issued under the Plan.

                                   PART I

              INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.    PLAN INFORMATION.

           Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

           Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1997, filed on February 27, 1998;

(2) The description of the Common Stock set forth in the Registrant's registration statement on Form 8-A, filed with the Commission on June
      30, 1986, File No. 001-09195, together
      with any amendment or report filed with the Commission for the purpose of updating such description.

(3) All reports and other documents filed by the Registrant since the end of the fiscal year covered by the Registant's document referred to in paragraph (1) above pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Registrant by Kimberly N. King, Corporate Secretary and Associate Counsel of the Registrant. Ms. King is employed by the Registrant, and is not currently a participant in the 1988 Plan.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

           Article 6(d) of the Registrant's Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant shall be indemnified and held harmless by the Registrant to the full extent permitted by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorney's fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article 6(d) are contractual rights and include the right to be paid by the Registrant the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

           Article 6(c) of the Registrant's Certificate of Incorporation provides that the Registrant's directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (i) for any breach of the duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, which makes directors liable for unlawful dividends or unlawful stock redemptions or (iv) for transactions from which directors derive an improper personal benefit.

           The Registrant has purchased directors' and officers' liability insurance policies which insure against certain liabilities incurred by directors and officers of the Registrant.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

           Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

      5        Opinion of Kimberly N. King, Esq.
      23.1     Consent of Ernst & Young LLP.
      23.2     Consent of Kimberly N. King, Esq. (filed as
               part of Exhibit 5).

      24       Power of Attorney (included on signature page)

ITEM 9.    UNDERTAKINGS.

      (1)  The undersigned Registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on this 2nd day of April, 1998.

                               KAUFMAN AND BROAD HOME CORPORATION

                               By:  /s/  Michael F. Henn
                                   --------------------------
                                   Michael F. Henn
                                   Senior Vice President and
                                   Chief Financial Officer

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Henn, Barton
P. Pachino and Kimberly N. King, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in his or her name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached and all subsequently filed registration statements including any amendments thereto, for the same offerings that are to be effective upon filing pursuant to Rule
462(b) under the Securities Act of 1933, and to file all such amendments, registration statements and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                  Title                       Date
        ---------                  -----                       ----
     /s/ Bruce Karatz       Chairman of the Board,          April 2, 1998
   -----------------------    Chief Executive
         Bruce Karatz        Officer and President
                          (Principal Executive  Officer)


    /s/ Michael F. Henn     Senior Vice President           April 2, 1998
   -----------------------  and Chief Financial Officer
       Michael F. Henn      (Principal Financial
                           and Accounting Officer)

   /s/ Steve Bartlett             Director                  April 2, 1998
   -----------------------
       Steve Bartlett

  /s/ Ronald W. Burkle            Director                  April 2, 1998
  ------------------------
     Ronald W. Burkle

     /s/ Jane Evans               Director                  April 2, 1998
  ------------------------
         Jane Evans

   /s/ Ray R. Irani               Director                  April 2, 1998
  ------------------------
       Ray R. Irani

    /s/ James A. Johnson          Director                  April 2, 1998
  ------------------------
       James A. Johnson

    /s/ Guy Nafilyan              Director                  April 2, 1998
  ------------------------
        Guy Nafilyan

   /s/ Luis G. Nogales            Director                  April 2, 1998
  ------------------------
       Luis G. Nogales

  /s/ Charles R. Rinehart         Director                  April 2, 1998
  ------------------------
      Charles R. Rinehart

  /s/ Sanford C. Sigoloff         Director                  April 2, 1998
  ------------------------
      Sanford C. Sigoloff


                               EXHIBIT INDEX


Exhibit                Description                           Sequentially
-------    ---------------------------------------------    -------------
Number                                                      Numbered Page
------                                                      -------------
  5        Opinion of Kimberly N. King, Esq.
  23.1     Consent of Ernst & Young LLP.
  23.2     Consent of Kimberly N. King, Esq. (filed as part
           of Exhibit 5).
  24       Power of Attorney (included on signature page)